Exhibit 15

May 6, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 4, 2010 on our review of the interim financial information of Unit Corporation for the three month periods ended March 31, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Registration Statement on Form S-8 dated May 6, 2010.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma